Boston Private Financial Holdings, Inc. Reports Second Quarter 2013 Results
Second Quarter Highlights:

•
Core earnings growth: Excluding the effect of the significant transactions in the second quarter, Net Income Attributable to the Company was $15.1 million, or $0.18 per share, versus Net Income of $13.2 million, or $0.15 per share in the first quarter of 2013.

•	Repurchased preferred stock held by an affiliate of The Carlyle Group: Resulted in a second quarter 2013 charge to EPS of $11.7 million, or $0.14 per diluted share.

•	Completed sale of Pacific Northwest offices: Resulted in a second quarter 2013 pre-tax gain of $10.6 million.

•	Loan and deposit growth: Total Loans increased 1% linked quarter to $4.8 billion. Deposits increased 1% linked quarter to $4.6 billion.

•	Fee-based revenues increased: Investment Management segment fees increased 8% linked quarter and 13% year-over-year. Wealth Advisory fees increased 2% linked quarter and 12% year-over-year.

•	Criticized Loans declined: Criticized Loans declined 14% linked quarter and 36% year-over-year.

•
Provision credit: The Company recorded a provision credit of $2.0 million in the quarter due to recoveries of previously charged-off loan amounts, a reduction in Criticized Loans and continued improvement in credit quality.

•	Quarterly dividend increased: The Board of Directors of the Company raised the quarterly dividend from $0.05 per share to $0.07 per share.
Boston, MA - July 17, 2013 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the "Company" or "BPFH") today reported second quarter 2013 GAAP Net Income Attributable to the Company of $21.3 million, compared to $13.2 million in the first quarter of 2013. Second quarter GAAP Net Income included a $6.3 million after-tax gain on the sale of the Company's Pacific Northwest private banking offices, which closed during the second quarter. BPFH reported second quarter diluted earnings per share of $0.11 compared to $0.15 in the first quarter of 2013. Second quarter diluted earnings per share was adversely impacted by the $11.7 million deemed dividend resulting from the repurchase of the preferred stock held by an affiliate of The Carlyle Group. While this deemed dividend impacted earnings per share, it did not impact Net Income Attributable to the Company.
On a year-over-year basis, GAAP Net Income Attributable to the Company increased 51% from $14.2 million in the second quarter of 2012. Diluted earnings per share decreased 35% from $0.17 in the same period, due to the above noted deemed dividend related to the Company's preferred stock repurchase.
"In the second quarter, we completed two significant transactions: the sale of our Pacific Northwest private banking offices and the repurchase of our preferred shares held by The Carlyle Group," said Clayton G. Deutsch, Chief Executive Officer and President. "While these transactions complicated our second quarter results, they strengthened the Company. With these transactions completed, we are fixated on core business growth and performance."
Fee-Based Revenues Held Steady
Core Fees and Income (Investment Management and Trust Fees, Private Bank Investment Management and Trust Fees, Wealth Advisory Fees, Other Banking Fee Income and Gain on Sale of Loans) for the second quarter increased 1% to $30.1 million from $29.9 million in the first quarter of 2013. Core Fees and Income increased 14% from $26.4 million on a year-over-year basis.

Total Assets Under Management/Advisory ("AUM") decreased to $21.8 billion in the second quarter, down 1% from $21.9 billion in the first quarter of 2013. AUM increased 14% from $19.1 billion in the second quarter of 2012. The Company experienced second quarter 2013 AUM net outflows of $228 million, as compared to first quarter 2013 AUM net inflows of $181 million. AUM net inflows for the second quarter of 2012 were $16 million.
Net Interest Income Declined Due to Lower Volumes
Net Interest Income in the second quarter was $43.9 million, down 1% from $44.3 million in the first quarter of 2013 due to lower volumes related to the sale of the Pacific Northwest private banking offices. On a year-over-year basis, Net Interest Income declined 6% from $46.6 million in the second quarter of 2012.
Net Interest Margin was 3.14% in the second quarter, up four basis points from 3.10% in the first quarter. On a year-over-year basis, Net Interest Margin decreased 21 basis points from 3.35% in the second quarter of 2012.
Total Expenses Flat Linked Quarter
Total Expenses for the second quarter of 2013 were $56.7 million, flat with $56.6 million in the first quarter of 2013. Second quarter expenses were elevated due to a $1.4 million charge related to liability restructuring. On a year-over-year basis, Total Expenses increased 2% from $55.3 million (including restructuring costs of $0.6 million) in the second quarter of 2012.
Criticized Loans Decreased 14% Linked Quarter, 36% YOY
The Company recorded a $2.0 million credit to its Provision for Loan Losses in the second quarter of 2013, compared to no provision in the first quarter. The provision credit was driven by recoveries of previously charged-off loan amounts, a reduction in Criticized Loans and continued improvement in credit quality. In the second quarter of 2012, there was a provision of $1.7 million.
Criticized Loans decreased 14% to $191.4 million on a linked quarter basis, and decreased 36% year-over-year. Nonaccrual Loans ("Nonaccruals") decreased 28% to $52.3 million, down from $73.0 million on a linked quarter basis. On a year-over-year basis, Nonaccruals decreased 22% from $67.4 million. As a percentage of Total Loans, Nonaccruals were 1.08% at June 30, 2013, down 45 basis points from 1.53% at March 31, 2013. On a year-over-year basis, Nonaccruals as a percentage of Total Loans decreased 24 basis points from 1.32%.
Additional credit metrics are listed below on a linked quarter and year-over-year basis:

(In millions)	June 30, 2013	March 31, 2013	June 30, 2012
Total Criticized Loans	$191.4	$223.5	$298.6
Total Loans 30-89 Days Past Due and Accruing (13)	$11.5	$17.3	$14.2
Total Net Loans (Charged-off)/ Recovered	$0.5	$(1.8)	$(0.5)
Allowance for Loan Losses/ Total Loans	1.67%	1.72%	1.95%

Transactions Drove More Efficient Capital Base

“The transactions we completed during the second quarter made our capital base more efficient,” said David J. Kaye, Chief Financial Officer.  “Selling our Pacific Northwest private banking offices allowed us to free up stranded capital and reinvest it at a higher rate of return.  By repurchasing our preferred stock from Carlyle and completing the Non-Cumulative Perpetual Preferred offering, we were able to secure a lower cost of capital that will be accretive to future EPS and Return on Common Equity.”

Capital ratios are listed below on a linked quarter and year-over-year basis:

	June 30, 2013	March 31, 2013	June 30, 2012
Total Risk-Based Capital *	15.6%	14.9%	14.3%
Tier I Risk-Based Capital *	14.3%	13.6%	12.2%
Tier I Leverage Capital *	10.4%	10.1%	9.3%
TCE/TA	7.6%	8.2%	7.4%
Tier I Common Equity/ Risk Weighted Assets *	9.9%	10.5%	9.0%
TCE/Risk Weighted Assets *	10.1%	10.8%	9.9%
*June 30, 2013 data is presented based on estimated data.

Dividend Payments
Concurrent with the release of the second quarter 2013 earnings, the Board of Directors of the Company declared a cash dividend to common shareholders of $0.07 per share, up from $0.05 per share last quarter. The record date for this dividend is August 8, 2013, and the payment date is August 22, 2013.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as Net Income excluding the effect of significant transactions, earnings per share excluding the effect of significant transactions, the TCE/TA and TCE/Risk Weighted Assets ratios, and Operating Expenses excluding restructuring charges, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Conference Call
Management will hold a conference call at 8 a.m. Eastern Time on Thursday, July 18, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
International Dial In #: (412) 317-6061
Elite Entry Number: 0075374

Replay Information:
Available from July 18 at 12 noon until July 25
Dial In #: (877) 344-7529
International Dial In #: (412) 317-0088
Conference Number: 10030922

The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles and the San Francisco Bay Area. The Company has a $6 billion Private Banking balance sheet, and manages over $20 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. Forward looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

###
CONTACT:
Jeanne Hess
Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	June 30, 2013	March 31, 2013	June 30, 2012
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$67,654	$54,136	$102,826
Investment securities available for sale	724,153	736,610	734,362
Loans held for sale (1)	12,414	289,180	12,336
Total loans	4,838,713	4,783,467	5,091,128
Less: Allowance for loan losses	80,800	82,286	99,054
Net loans	4,757,913	4,701,181	4,992,074
Other real estate owned (“OREO”)	776	2,329	3,054
Stock in Federal Home Loan Banks	40,622	40,436	43,089
Premises and equipment, net	29,093	29,014	28,919
Goodwill	110,180	110,180	110,180
Intangible assets, net	22,712	23,813	26,389
Fees receivable	9,950	10,452	8,363
Accrued interest receivable	14,831	14,774	16,667
Deferred income taxes, net	60,019	60,634	64,968
Other assets	116,613	123,682	121,016
Total assets	$5,966,930	$6,196,421	$6,264,243
Liabilities:
Deposits	$4,576,383	$4,517,351	$4,595,758
Deposits held for sale (1)	—	188,252	—
Securities sold under agreements to repurchase	26,700	122,187	100,842
Federal funds purchased	65,000	50,000	85,000
Federal Home Loan Bank borrowings	448,706	461,411	616,749
Junior subordinated debentures	133,168	133,835	174,397
Other liabilities	90,035	88,869	96,654
Total liabilities	5,339,992	5,561,905	5,669,400
Redeemable Noncontrolling Interests	17,661	17,438	19,221
Shareholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares;
Series B, issued and outstanding (contingently convertible): 0 shares at June 30, 2013, 401 shares at March 31, 2013 and June 30, 2012; liquidation value: $100,000 per share	—	58,089	58,089
Series D, 6.95% Non-Cumulative Perpetual, issued and outstanding: 50,000 shares at June 30, 2013, 0 shares at March 31, 2013 and June 30, 2012; liquidation preference: $1,000 per share	47,754	—	—
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 79,734,389 shares at June 30, 2013; 79,053,668 shares at March 31, 2013; and 78,822,462 shares at June 30, 2012	79,734	79,054	78,822
Additional paid-in capital	626,950	641,918	641,992
Accumulated deficit	(142,215)	(163,543)	(206,351)
Accumulated other comprehensive income/ (loss)	(3,081)	1,560	3,070
Total Company’s shareholders’ equity	609,142	617,078	575,622
Noncontrolling interests	135	—	—
Total shareholders’ equity	609,277	617,078	575,622
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$5,966,930	$6,196,421	$6,264,243

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$48,339	$49,350	$53,402	$97,689	$105,349
Taxable investment securities	493	514	1,078	1,007	2,335
Non-taxable investment securities	778	839	752	1,617	1,600
Mortgage-backed securities	1,340	1,402	1,604	2,742	3,206
Federal funds sold and other short-term borrowings	175	176	72	351	221
Total interest and dividend income	51,125	52,281	56,908	103,406	112,711
Interest expense:
Deposits	3,120	3,786	4,435	6,906	9,338
Federal Home Loan Bank borrowings	2,818	2,831	3,747	5,649	7,692
Junior subordinated debentures	1,156	1,154	1,690	2,310	3,443
Repurchase agreements and other borrowings	132	234	440	366	874
Total interest expense	7,226	8,005	10,312	15,231	21,347
Net interest income	43,899	44,276	46,596	88,175	91,364
Provision/ (credit) for loan losses	(2,000)	—	1,700	(2,000)	5,700
Net interest income after provision for loan losses	45,899	44,276	44,896	90,175	85,664
Fees and other income:
Investment management and trust fees - Investment Managers	10,848	10,086	9,581	20,934	19,052
Investment management and trust fees - Bank	6,492	6,782	5,903	13,274	11,670
Wealth advisory fees	10,317	10,068	9,183	20,385	18,419
Other banking fee income	1,704	1,798	1,295	3,502	2,662
Gain on sale of loans, net	746	1,187	430	1,933	851
Total core fees and income	30,107	29,921	26,392	60,028	52,654
Gain on repurchase of debt	46	574	715	620	1,594
Gain/(loss) on sale of investments, net	18	10	839	28	853
Gain/(loss) on OREO, net	(47)	34	366	(13)	325
Other	10,732	57	(303)	10,789	37
Total other income	10,749	675	1,617	11,424	2,809
Operating expense:
Salaries and employee benefits	34,054	37,449	34,471	71,503	71,383
Occupancy and equipment	7,594	7,503	7,931	15,097	15,196
Professional services	2,585	2,661	3,021	5,246	5,960
Marketing and business development	2,759	1,457	1,779	4,216	3,108
Contract services and data processing	1,484	1,568	1,355	3,052	2,543
Amortization of intangibles	1,101	1,118	1,090	2,219	2,181
FDIC insurance	954	1,040	982	1,994	1,831
Restructuring expense	—	—	564	—	699
Other	6,157	3,768	4,142	9,925	8,061
Total operating expense	56,688	56,564	55,335	113,252	110,962
Income before income taxes	30,067	18,308	17,570	48,375	30,165
Income tax expense	10,551	5,897	5,240	16,448	9,091
Net income from continuing operations	19,516	12,411	12,330	31,927	21,074
Net income from discontinued operations (2)	2,781	1,722	2,590	4,503	4,144
Net income before attribution to noncontrolling interests	22,297	14,133	14,920	36,430	25,218
Less: Net income attributable to noncontrolling interests	969	930	759	1,899	1,552
Net income attributable to the Company	$21,328	$13,203	$14,161	$34,531	$23,666

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Six Months Ended
PER SHARE DATA:	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(In thousands, except share and per share data)
Calculation of Income for EPS:
Net income attributable to the Company	$21,328	$13,203	$14,161	$34,531	$23,666
Adjustments to Net Income Attributable to the Company to Arrive at Net Income Attributable to Common Shareholders (3)	(12,468)	(457)	71	(12,925)	(107)
Net Income Attributable to the Common Shareholders	8,860	12,746	14,232	21,606	23,559
LESS: Amount allocated to participating securities	(199)	(908)	(1,471)	(998)	(2,402)
Net Income Attributable to the Common Shareholders, after allocation to participating securities	$8,661	$11,838	$12,761	$20,608	$21,157

End of Period Common Shares Outstanding	79,734,389	79,053,668	78,822,462

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	80,472,013	85,635,265	85,099,821	83,039,376	84,980,095
LESS: Participating securities	(3,221,015)	(8,816,655)	(9,295,848)	(6,003,378)	(9,261,146)
PLUS: Dilutive potential common shares	1,127,880	1,006,820	701,119	1,069,292	714,158
Weighted Average Diluted Shares (4)	78,378,878	77,825,430	76,505,092	78,105,290	76,433,107

Diluted Total Earnings per Share	$0.11	$0.15	$0.17	$0.26	$0.28

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	June 30, 2013	March 31, 2013	June 30, 2012
FINANCIAL DATA:
Book Value Per Common Share	$7.04	$7.07	$6.57
Tangible Book Value Per Share (5)	$5.57	$5.77	$5.26
Market Price Per Share	$10.64	$9.88	$8.93

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$4,126,000	$4,167,000	$3,680,000
Investment Managers	9,149,000	9,314,000	7,982,000
Wealth Advisory	8,516,000	8,487,000	7,474,000
Less: Inter-company Relationship	(20,000)	(21,000)	(19,000)
Total Assets Under Management and Advisory	$21,771,000	$21,947,000	$19,117,000

FINANCIAL RATIOS:
Total Equity/Total Assets	10.21%	9.96%	9.19%
Tangible Common Equity/ Tangible Assets (5)	7.61%	8.21%	7.39%
Tangible Common Equity/ Risk Weighted Assets (5)	10.13%	10.84%	9.90%
Tier I Common Equity/ Risk Weighted Assets	9.95%	10.51%	9.01%
Allowance for Loan Losses/Total Loans	1.67%	1.72%	1.95%
Allowance for Loan Losses/Nonaccrual Loans	155%	113%	147%
Return on Average Assets - Three Months Ended (Annualized)	1.39%	0.84%	0.92%
Return on Average Common Equity - Three Months Ended (Annualized) (6)	14.58%	8.66%	9.96%
Return on Average Tangible Common Equity - Three Months Ended (Annualized) (6)	18.41%	10.75%	12.70%
Efficiency Ratio - Three Months Ended (Annualized) (7)	64.06%	72.12%	70.99%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In Thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	06/30/2013	03/31/2013	06/30/2012	06/30/2013	03/31/2013	06/30/2012	06/30/2013	03/31/2013	06/30/2012
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$208,717	$198,833	$337,933	$493	$514	$1,078	0.94%	1.03%	1.28%
Non-taxable investment securities (8)	204,219	205,255	186,030	1,196	1,291	1,174	2.34%	2.52%	2.52%
Mortgage-backed securities	294,976	317,686	245,043	1,340	1,402	1,604	1.82%	1.76%	2.62%
Federal funds sold and other	152,037	168,004	122,977	175	176	72	0.46%	0.43%	0.24%
Total Cash and Investments	859,949	889,778	891,983	3,204	3,383	3,928	1.49%	1.52%	1.76%
Loans: (9)
Commercial and Construction (8)	2,702,401	2,805,685	2,691,458	31,855	31,990	34,470	4.66%	4.56%	5.15%
Residential	1,963,701	2,003,845	1,926,628	16,097	16,928	17,979	3.28%	3.38%	3.73%
Home Equity and Other Consumer	271,063	268,156	292,353	1,984	1,987	2,336	2.94%	3.01%	3.23%
Total Loans	4,937,165	5,077,686	4,910,439	49,936	50,905	54,785	4.02%	4.01%	4.48%
Total Earning Assets	5,797,114	5,967,464	5,802,422	53,140	54,288	58,713	3.64%	3.64%	4.06%
LESS: Allowance for Loan Losses	83,711	84,330	100,236
Cash and due From Banks (Non-Interest Bearing)	43,143	41,897	73,153
Other Assets	380,462	391,909	405,340
TOTAL AVERAGE ASSETS	$6,137,008	$6,316,940	$6,180,679
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits (10):
Savings and NOW	$523,229	$576,814	$501,759	$107	$132	$201	0.08%	0.09%	0.16%
Money Market	2,272,302	2,387,363	2,067,625	1,627	2,086	2,147	0.29%	0.35%	0.42%
Certificates of Deposit	669,996	678,788	837,295	1,386	1,568	2,087	0.85%	0.94%	1.00%
Total Deposits	3,465,527	3,642,965	3,406,679	3,120	3,786	4,435	0.37%	0.42%	0.52%
Junior Subordinated Debentures	133,605	137,016	177,566	1,156	1,154	1,690	3.42%	3.37%	3.77%
FHLB Borrowings and Other	584,030	537,468	707,315	2,950	3,065	4,187	2.00%	2.28%	2.34%
Total Interest-Bearing Liabilities	4,183,162	4,317,449	4,291,560	7,226	8,005	10,312	0.69%	0.75%	0.96%
Noninterest Bearing Demand Deposits	1,212,127	1,264,803	1,190,428
Other Liabilities	116,744	107,645	109,578
Total Average Liabilities	5,512,033	5,689,897	5,591,566
Redeemable Noncontrolling Interests	15,966	17,184	20,254
Average Shareholders' Equity	609,009	609,859	568,859
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,137,008	$6,316,940	$6,180,679
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$45,914	$46,283	$48,401
LESS: FTE Adjustment (8)				2,015	2,007	1,805
Net Interest Income (GAAP Basis)				$43,899	$44,276	$46,596
Interest Rate Spread							2.95%	2.89%	3.10%
Net Interest Margin							3.14%	3.10%	3.35%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance		Interest Income/Expense		Average Yield/Rate
(In Thousands)	Six Months Ended		Six Months Ended		Six Months Ended
AVERAGE BALANCE SHEET:	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$203,873	$357,533	$1,007	$2,335	0.99%	1.31%
Non-taxable investment securities (8)	204,734	190,220	2,487	2,497	2.43%	2.63%
Mortgage-backed securities	306,268	248,516	2,742	3,206	1.79%	2.58%
Federal funds sold and other	159,976	126,477	351	221	0.44%	0.35%
Total Cash and Investments	874,851	922,746	6,587	8,259	1.51%	1.79%
Loans: (9)
Commercial and Construction (8)	2,753,758	2,641,302	63,844	67,164	4.61%	5.11%
Residential	1,983,662	1,892,347	33,025	35,806	3.33%	3.78%
Home Equity and Other Consumer	269,635	306,260	3,971	5,096	2.97%	3.35%
Total Loans	5,007,055	4,839,909	100,840	108,066	4.02%	4.48%
Total Earning Assets	5,881,906	5,762,655	107,427	116,325	3.64%	4.05%
LESS: Allowance for Loan Losses	84,019	98,854
Cash and due From Banks (Non-Interest Bearing)	42,579	88,808
Other Assets	385,142	431,091
TOTAL AVERAGE ASSETS	$6,225,608	$6,183,700
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits (10):
Savings and NOW	$549,873	$517,291	$239	$532	0.09%	0.21%
Money Market	2,329,515	2,020,871	3,713	4,283	0.32%	0.43%
Certificates of Deposit	674,367	882,885	2,954	4,523	0.91%	1.03%
Total Deposits	3,553,755	3,421,047	6,906	9,338	0.40%	0.55%
Junior Subordinated Debentures	135,311	179,355	2,310	3,443	3.39%	3.80%
FHLB Borrowings and Other	560,878	708,463	6,015	8,566	2.13%	2.39%
Total Interest-Bearing Liabilities	4,249,944	4,308,865	15,231	21,347	0.72%	0.99%
Noninterest Bearing Demand Deposits	1,238,320	1,175,414
Other Liabilities	112,333	111,551
Total Average Liabilities	5,600,597	5,595,830
Redeemable Noncontrolling Interests	16,697	20,886
Average Shareholders' Equity	608,314	566,984
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,225,608	$6,183,700
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)			$92,196	$94,978
LESS: FTE Adjustment (8)			4,021	3,614
Net Interest Income (GAAP Basis)			$88,175	$91,364
Interest Rate Spread					2.92%	3.06%
Net Interest Margin					3.12%	3.31%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	June 30, 2013	March 31, 2013	June 30, 2012
LOAN DATA (11):
Commercial and Industrial Loans:
New England	$670,377	$672,895	$666,145
San Francisco Bay	72,511	61,806	66,586
Southern California	53,745	53,811	29,631
Pacific Northwest	—	—	47,014
Total Commercial and Industrial Loans	$796,633	$788,512	$809,376
Commercial Real Estate Loans:
New England	$622,529	$643,756	$663,038
San Francisco Bay	622,743	642,170	679,358
Southern California	433,396	402,515	344,918
Pacific Northwest	—	—	145,253
Total Commercial Real Estate Loans	$1,678,668	$1,688,441	$1,832,567
Construction and Land Loans:
New England	$104,451	$99,989	$108,874
San Francisco Bay	34,073	37,923	44,628
Southern California	11,721	11,005	7,492
Pacific Northwest	—	—	3,128
Total Construction and Land Loans	$150,245	$148,917	$164,122
Residential Loans:
New England	$1,172,993	$1,163,647	$1,247,117
San Francisco Bay	452,344	436,577	392,340
Southern California	313,031	298,189	281,113
Pacific Northwest	—	—	71,117
Total Residential Loans	$1,938,368	$1,898,413	$1,991,687
Home Equity Loans:
New England	$81,588	$78,154	$84,790
San Francisco Bay	32,705	34,745	41,557
Southern California	6,301	5,283	7,484
Pacific Northwest	—	—	2,727
Total Home Equity Loans	$120,594	$118,182	$136,558
Other Consumer Loans:
New England	$139,533	$126,409	$135,221
San Francisco Bay	8,024	7,792	11,992
Southern California	6,463	6,606	7,570
Pacific Northwest	—	—	1,338
Eliminations and other, net	185	195	697
Total Other Consumer Loans	$154,205	$141,002	$156,818
Total Loans
New England	$2,791,471	$2,784,850	$2,905,185
San Francisco Bay	1,222,400	1,221,013	1,236,461
Southern California	824,657	777,409	678,208
Pacific Northwest	—	—	270,577
Eliminations and other, net	185	195	697
Total Loans	$4,838,713	$4,783,467	$5,091,128

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	June 30, 2013	March 31, 2013	June 30, 2012
CREDIT QUALITY (11):
Special Mention Loans:
New England	$28,644	$31,132	$35,308
San Francisco Bay	21,617	24,130	31,508
Southern California	19,077	19,917	20,544
Pacific Northwest	—	—	5,573
Total Special Mention Loans	$69,338	$75,179	$92,933
Accruing Substandard Loans (12):
New England	$17,657	$17,372	$50,343
San Francisco Bay	43,460	49,306	62,736
Southern California	8,656	8,680	20,098
Pacific Northwest	—	—	5,084
Total Accruing Substandard Loans	$69,773	$75,358	$138,261
Nonaccruing Loans:
New England	$25,361	$39,853	$29,733
San Francisco Bay	19,379	25,626	28,350
Southern California	7,549	7,547	7,273
Pacific Northwest	—	—	2,001
Total Nonaccruing Loans	$52,289	$73,026	$67,357
Other Real Estate Owned:
New England	$191	$1,744	$191
San Francisco Bay	585	585	2,383
Southern California	—	—	—
Pacific Northwest (1)	—	477	480
Total Other Real Estate Owned	$776	$2,806	$3,054
Loans 30-89 Days Past Due and Accruing (13):
New England	$7,433	$10,609	$3,272
San Francisco Bay	3,504	5,862	7,270
Southern California	605	833	3,058
Pacific Northwest	—	—	565
Total Loans 30-89 Days Past Due and Accruing	$11,542	$17,304	$14,165
Loans (Charged-off)/ Recovered, Net for the Three Months Ended:
New England	$(864)	$(1,236)	$(576)
San Francisco Bay	175	(1,508)	117
Southern California	1,203	973	(38)
Pacific Northwest	—	—	(51)
Total Net Loans (Charged-off)/ Recovered	$514	$(1,771)	$(548)
Loans (Charged-off)/ Recovered, Net for the Six Months Ended:
New England	$(2,100)		$(917)
San Francisco Bay	(1,333)		(1,863)
Southern California	2,176		(110)
Pacific Northwest	—		130
Total Net Loans (Charged-off)/ Recovered	$(1,257)		$(2,760)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

FOOTNOTES:

(1)
On December 17, 2012, Boston Private Bank & Trust Company announced that it had entered into an agreement to sell its three offices in the Pacific Northwest region. The sale closed in May 2013. Accordingly, the assets and liabilities to be sold as part of this transaction have been classified as held for sale at March 31, 2013. Within loans held for sale on the consolidated balance sheet, $273.6 million of the balance at March 31, 2013 relate to the Pacific Northwest transaction. All of the deposits held for sale at March 31, 2013 relate to the Pacific Northwest transaction. All other assets and liabilities that were identified to be included in the Pacific Northwest transaction have been classified as other assets held for sale or other liabilities held for sale and are included within other assets or other liabilities on the consolidated balance sheet at March 31, 2013.

(2)
Net income from discontinued operations consists of contingent payments from certain of our divested affiliates, including Davidson Trust Company; Boston Private Value Investors, Inc.; Sand Hill Advisors, LLC; RINET Company, LLC; Gibraltar Private Bank & Trust Company; and Westfield Capital Management Company, LLC.

(3)
Adjustments to net income attributable to the Company to arrive at net income attributable to the common shareholders, as presented in these tables, include decrease/ (increase) in noncontrolling interests redemption value, dividends paid on preferred stock, and dividends on participating securities. In the second quarter of 2013, the Company repurchased its Series B Preferred stock, and the deemed dividend related to the repurchase of $11.7 million is considered a dividend for the calculation of earnings per share.

(4)
When the Company has positive net income from continuing operations attributable to the common shareholders, the Company adds additional shares to basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding for the diluted earnings per share calculation. These additional shares reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the diluted earning per share calculation. The potential dilutive shares relate to: unexercised stock options, unvested non-participating restricted stock, unexercised stock warrants, and unconverted convertible trust preferred securities. The amount of shares that were anti-dilutive for the three and six months ended June 30, 2013 was less than 0.1 million. The amount of shares that were anti-dilutive for the three months ended March 31, 2013 was less than 0.1 million. The amount of shares that were anti-dilutive for the three and six months ended June 30, 2012 was 1.3 million. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 16: Earnings Per Share" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for additional information.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(5)
The Company uses certain non-GAAP financial measures, such as: Tangible Book Value Per Share; the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio; and the TCE to Risk Weighted Assets ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and the Non-GAAP TCE to Risk Weighted Assets ratio, and from GAAP Book Value to Non-GAAP Tangible Book Value are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude non-convertible Series D Preferred stock; exclude Goodwill and Intangible Assets, net; and include the difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

(In thousands, except per share data)	June 30, 2013	March 31, 2013	June 30, 2012
Total Balance Sheet Assets	$5,966,930	$6,196,421	$6,264,243
LESS: Goodwill and Intangible Assets, net	(132,892)	(133,993)	(136,569)
Tangible Assets (non-GAAP)	$5,834,038	$6,062,428	$6,127,674
Total Shareholders' Equity	$609,277	$617,078	$575,622
LESS: Series D Preferred Stock (non-convertible)	(47,754)	—	—
LESS: Goodwill and Intangible Assets, net	(132,892)	(133,993)	(136,569)
ADD: Difference between Redemption Value of Non-controlling Interests and value under ASC 810	15,146	14,859	13,937
Total adjusting items	(165,500)	(119,134)	(122,632)
Tangible Common Equity (non-GAAP)	$443,777	$497,944	$452,990
Total Equity/Total Assets	10.21%	9.96%	9.19%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.61%	8.21%	7.39%

Total Risk Weighted Assets *	$4,380,220	$4,592,071	$4,575,120
Tangible Common Equity/Total Risk Weighted Assets (non-GAAP)	10.13%	10.84%	9.90%

End of Period Shares Outstanding	79,734	79,054	78,822
EOP Carlyle Common Convertible Shares	—	7,261	7,261
Common Equivalent Shares	79,734	86,315	86,084

Book Value Per Common Share	$7.04	$7.07	$6.57
Tangible Book Value Per Share (non-GAAP)	$5.57	$5.77	$5.26
*     Risk Weighted Assets for June 30, 2013 is presented based on estimated data.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(6)
The Company uses certain non-GAAP financial measures, such as: Return on Average Common Equity and Return on Average Tangible Common Equity to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Return on Average Equity ratio to the Non-GAAP Return on Average Common Equity ratio, and the Non-GAAP Return on Average Tangible Common Equity ratio are presented below:

The Company calculates Average Common Equity by adjusting Average Equity to exclude Average Preferred Equity.

The Company calculates Average Tangible Common Equity by adjusting Average Equity to exclude Average Goodwill and Intangible Assets, net and Average Preferred Equity, and includes the Average Difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

(In thousands, except per share data)	June 30, 2013	March 31, 2013	June 30, 2012
Total average shareholders' equity	$609,009	$609,859	$568,859
LESS: Average Series D preferred stock (non-convertible)	(39,358)	—	—
Average common equity (non-GAAP)	569,651	609,859	568,859
LESS: Average goodwill and intangible assets, net	(133,451)	(134,511)	(137,121)
ADD: Average difference between redemption value of non-controlling interests and value under ASC 810	15,003	16,030	14,128
Total adjusting items	(118,448)	(118,481)	(122,993)
Average Tangible Common Equity (non-GAAP)	$451,203	$491,378	$445,866

Net income attributable to the Company	$21,328	$13,203	$14,161
Less: Dividends on Series D preferred stock*	(560)	—	—
Net income, after dividends on Series D preferred stock (non-GAAP)	$20,768	$13,203	$14,161

Return on Average Equity - Three Months Ended (Annualized)	14.01%	8.66%	9.96%
Return on Average Common Equity - Three Months Ended (Annualized) (non-GAAP)	14.58%	8.66%	9.96%
Return on Average Tangible Common Equity - Three Months Ended (Annualized) (non-GAAP)	18.41%	10.75%	12.70%
* Represents dividend paid for the portion of the dividend period ending June 15, 2013 that the Series D preferred stock was outstanding. Going forward, full period dividends of $0.9 million are expected to be paid each quarter on September 15, December 15, March 15, and June 15.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(7)
The Company uses certain non-GAAP financial measures, such as: pre-tax, pre-provision earnings; net income excluding the effect of significant transactions; earnings per share excluding the effect of significant transactions; and the efficiency ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP income from continuing operations before income taxes to Non-GAAP pre-tax, pre-provision earnings; from GAAP Net income attributable to the Company to Non-GAAP net income attributable to the Company, excluding the sale of the Pacific Northwest offices; from GAAP diluted total EPS to Non-GAAP diluted total EPS, excluding the effect of significant transactions; and from GAAP efficiency ratio to Non-GAAP efficiency ratio (FTE basis) are presented below:

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Income before income taxes (GAAP)	$30,067	$18,308	$17,570	$48,375	$30,165
ADD BACK: Provision/ (credit) for loan losses	(2,000)	—	1,700	(2,000)	5,700
Pre-tax, pre-provision earnings (Non-GAAP)	$28,067	$18,308	$19,270	$46,375	$35,865

Net income attributable to the Company (GAAP)	$21,328	$13,203	$14,161	$34,531	$23,666
LESS: Gain on sale of Pacific Northwest offices, net of tax	6,267	—	—	6,267	—
Net income attributable to the Company, excluding the sale of the Pacific Northwest offices (Non-GAAP)	$15,061	$13,203	$14,161	$28,264	$23,666

Net Income Attributable to the Common Shareholders, after allocation to participating securities (GAAP)	$8,661	$11,838	$12,761	$20,608	$21,157
ADD BACK: Deemed dividend due to repurchase of Series B Preferred	11,738	—	—	11,738	—
LESS: Gain on sale of Pacific Northwest offices, net of tax	(6,267)	—	—	(6,267)	—
Net Income Attributable to the Common Shareholders, after allocation to participating securities, excluding the effect of significant transactions (Non-GAAP)	$14,132	$11,838	$12,761	$26,079	$21,157

Diluted Total Earnings per Share (GAAP)	$0.11	$0.15	$0.17	$0.26	$0.28
Diluted Total Earnings Per Share, excluding the effect of significant transactions (Non-GAAP)	$0.18	$0.15	$0.17	$0.33	$0.28

Total operating expense (GAAP)	$56,688	$56,564	$55,335	$113,252	$110,962
Less: Amortization of intangibles	1,101	1,118	1,090	2,219	2,181
Total operating expense (excluding amortization of intangibles) (Non-GAAP)	$55,587	$55,446	$54,245	$111,033	$108,781

Net interest income	$43,899	$44,276	$46,596	$88,175	$91,364
Total core fees and income	30,107	29,921	26,392	60,028	52,654
Total other income	10,749	675	1,617	11,424	2,809
FTE income	2,015	2,007	1,805	4,021	3,614
Total revenue (FTE basis)	$86,770	$76,879	$76,410	$163,648	$150,441
Efficiency Ratio, before deduction of intangible amortization (GAAP)	66.88%	75.55%	74.17%	70.95%	75.57%
Efficiency Ratio, FTE Basis (non-GAAP)	64.06%	72.12%	70.99%	67.85%	72.31%

(8)	Interest income on non-taxable investments and loans are presented on an FTE basis using the federal statutory rate of 35% for each period presented.

(9)	Includes Loans Held for Sale and Nonaccrual Loans.

(10)	Includes Deposits Held for Sale.

(11)
The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lender's regional offices. Loans in the Pacific Northwest region not expected to be included the sale of that region's offices at March 31, 2013 were included with the offices from which they will be managed after the sale. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(12)
Accruing substandard loans include loans that are classified as substandard but are still accruing interest income. The Bank may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(13)
In addition to loans 30-89 days past due and accruing, at June 30, 2013, the Company had one loan totaling less than $0.1 million that was more than 90 days past due but still on accrual status. At March 31, 2013, the Company had one loan totaling $0.1 million that was more than 90 days past due but still on accrual status. At June 30, 2012, the Company had two loans totaling less than $0.1 million that were more than 90 days past due but still on accrual status. At all periods presented, these loans originated in the New England region.